UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2021

CATALYST PARTNERS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40419	98-1583476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 University Road Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)
(617) 234-7000 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fifth of one redeemable warrant	CPARU	The NASDAQ Stock Market LLC
Class A Ordinary Shares included as part of the Units	CPAR	The NASDAQ Stock Market LLC
Redeemable Warrants included as part of the Units, each whole warrant exercisable for one Class A ordinary Share at an exercise price of $11.50	CPARW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2021, Mr. Evan Sotiriou informed Catalyst Partners Acquisition Corp. (the “Company”) that he would be resigning from his position as Chief Operating Officer of the Company, retroactively effective as of August 7, 2021. Mr. Sotiriou has also resigned from General Catalyst Partners, LLC, an affiliate of CAT Sponsor LLC, the Company’s sponsor (the “Sponsor”), to pursue other opportunities. Mr. Sotiriou’s resignation was not related to any disagreement with the Company on any matter relating to the Company’s accounting, strategy, leadership, operations, policies or practices (financial or otherwise).

On August 19, 2021, the Company’s board of directors appointed Mr. Paul Fielding as the Company’s Chief Operating Officer, effective as of such date.

Mr. Fielding, 34, joined General Catalyst Partners, LLC (“General Catalyst”), an affiliate of the Sponsor, in March 2021. Prior to joining General Catalyst in March 2021, Mr. Fielding served as Managing Partner at Grenet Partners from June 2019 until December 2020. Before Joining Grenet Partners, Mr. Fielding served as a Principal at General Catalyst from June 2018 until June 2019. Mr. Fielding served as Vice President of Products, Pricing, and Risk at SoFi from May 2013 until March 2018. Mr. Fielding was responsible for financial product design, loan features, and daily pricing for SoFi’s lending businesses. Mr. Fielding also led Capital Markets for SoFi, launching its financing platform where he and his team raised over $12B through securitizations, loan sales, and other private transactions and oversaw $3B+ in borrowings. Prior to joining SoFi, Mr. Fielding was a principal and co-founder at MeasureOne, a student lending focused data and analytics firm offering portfolio management, servicing oversight, and analytics services.

Paul holds a B.A., magna cum laude, in Economics and Accounting from UCLA.

In connection with the appointment of Mr. Fielding, the Company entered into the following agreements:

•	A Letter Agreement, dated as of August 19, 2021 (the “Letter Agreement”), between the Company and Mr. Fielding, pursuant to which Mr. Fielding has agreed to vote any Class A ordinary shares of the Company, par value $0.0001 per share, held by him in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months of the Company’s initial public offering; and to certain transfer restrictions with respect to the Company’s securities.

•	An Indemnity Agreement, dated as of August 19, 2021 (the “Indemnity Agreement”), between the Company and Mr. Fielding, providing Mr. Fielding contractual indemnification in addition to the indemnification provided for in the Company’s Amended and Restated Memorandum and Articles of Association.

The foregoing descriptions of the Letter Agreement and the Indemnity Agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement and the Indemnity Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms signed by the Company’s directors and officers as of the closing of the initial public offering and as currently in effect.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Agreement, dated as of August 19, 2021, between the Company and Paul Fielding.
10.2	Indemnity Agreement, dated as of August 19, 2021, between the Company and Paul Fielding.
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2021

CATALYST PARTNERS ACQUISITION CORP.

By:	/s/ James I. Cash
Name: James I. Cash
Title: Chief Executive Officer